Exhibit j (ii) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We  consent  to the references to our firm in the Registration Statement on Form

N-1A of WesMark  Funds  and to the use of our report dated March 19, 2007 on the financial statements and  financial highlights of WesMark Balanced Fund, WesMark

Government Bond Fund, WesMark Growth Fund, WesMark Small Company Growth Fund and

WesMark West Virginia Municipal  Bond  Fund, each a series of the WesMark Funds.

Such financial statements and financial  highlights  appear  in  the 2007 Annual

Report to Shareholders which is incorporated by reference into the  Statement of

Additional Information.





/s/ TAIT, WELLER & BAKER LLP

PHILADELPHIA, PENNSYLVANIA
MARCH 27, 2007